Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DraftKings Inc.
Boston, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237693-01 and No. 333-238051) and Form S-8 (No. 333-264716) of DraftKings Inc. of our reports dated February 17, 2023, relating to the consolidated financial statements and the effectiveness of DraftKings Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Boston, Massachusetts
February 17, 2023